                                                                     EXHIBIT 4.1

                               ORC HOLDINGS, LTD
                         EMPLOYEE SHARE OWNERSHIP PLAN


Adopted by the Directors of the Company on 17 May 2001

Approved by the Inland Revenue (reference A1290) on 15 June 2001

         RULES OF THE ORC HOLDINGS, LTD EMPLOYEE SHARE OWNERSHIP PLAN

1.   DEFINITIONS

2.   PURPOSE OF THE PLAN

3.   ELIGIBILITY OF INDIVIDUALS

4.   PARTICIPATION ON SAME TERMS

5.   FREE SHARES (PART A)

6.   PARTNERSHIP SHARES (PART B)

7.   MATCHING SHARES (PART C)

8.   COMPANY RECONSTRUCTIONS

9.   RIGHTS ISSUES

APPENDIX A     FREE SHARE AGREEMENT

APPENDIX B     PARTNERSHIP SHARE AGREEMENT

1.    DEFINITIONS

1.1 The following words and expressions have the following meanings:

"Accumulation Period"    in relation to Partnership Shares, the period of not
                         more than 12 months during which the Trustees accumulate a Qualifying Employee's Partnership Share
                         Money before acquiring Partnership Shares or repaying it to the employee

"Acquisition Date"       in relation to Partnership Shares, the meaning given by
                         paragraph 42(3) of the Schedule

"Associated Company"     the same meaning as in section 416 of ICTA 1988

"Award Date"             in relation to Free Shares or Matching Shares, the date
                         on which such Shares are awarded

"Award" (a) in relation to Free Shares and Matching Shares, the appropriation of Free Shares and Matching Shares in accordance with the Plan; and

                         (b) in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of Qualifying Employees in accordance with the Plan

"Capital Receipt"        the same meaning as in paragraph 79 of the Schedule

"Close Company"          the same meaning as in section 414 of ICTA 1988

"the Company"            ORC Holdings, Ltd (company number 3226024)

Connected Company        the same meaning as in paragraph 16(4) of the Schedule

"Control"                the same meaning as in section 840 of ICTA 1988

"the Deed"               ORC International Employee Share Trust

"Free Share Agreement"   an agreement in the terms set out in Appendix A

"Free Shares"            Shares awarded under Part A of the Plan which are
                         subject to the Plan

"Group Plan"             the plan as established by ORC Holdings Limited and
                         extending to its Subsidiaries which are Participating
                         Companies

"Holding Period"         (a) in relation to Free Shares, the period specified by
                         the Company as mentioned in Rule 5.6;

                         (b) in relation to Matching Shares, the period specified by the Company as mentioned in Rule 7.6

"ICTA 1988"              the Income and Corporation Taxes Act 1988

"Initial Market Value"   the Market Value of a Share on an Award Date. Where the
                         Share is subject to a restriction or risk of forfeiture, the Market Value shall be determined without reference to that restriction or risk

"Market Value"           on any day the Market Value of a Share determined in
                         accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed for the purposes of the Plan with the Inland Revenue Shares
                         Valuation Division on or before that day

"Matching Shares"        Shares awarded under Part C of the Plan and which are
                         subject to the Plan

"Material Interest"      the same meaning as in paragraph 15 of the Schedule

"NICs"                   National Insurance Contributions

"Parent Company"         Opinion Research Corporation (a company incorporated in
                         the state of Delaware in the United States of America)

"Participant"            an individual who has received under the Plan an Award
                         of Free Shares, Matching Shares or Partnership Shares

"Participating Company"  the Company and such of its Subsidiaries as have executed deeds of adherence to the Plan under clause 16 of the Trust Deed

"Partnership Shares"          Shares awarded under Part B of the Plan and which
                              are subject to the Plan

"Partnership Share Agreement" an agreement in the terms set out in Appendix B

"Partnership Share Money"     money deducted from a Qualifying Employee's Salary
                              pursuant to a Partnership Share Agreement and held by the Trustees to acquire Partnership Shares or to be returned to such a person

"PAYE" income tax to be accounted for under the provisions of chapter V part V ICTA 1988

"the Plan"                    ORC International Employee Share Ownership Plan

"Plan Shares"                 (a) Free Shares, Matching Shares or Partnership
                              Shares awarded to Participants, and

                              (b) shares in relation to which paragraph 115(5) (company reconstructions: new shares) of the Schedule applies that remain subject to the Plan

"Plan Termination Notice"     a notice issued under paragraph 120 of the
                              Schedule

"Qualifying Corporate
 Bond" the same meaning as in section 117 of the Taxation of Chargeable Gains Act 1992

"Qualifying Employee"         an employee who must be invited to participate in
                              an award in accordance with Rule 3.5 and any employee who the Company has invited in accordance with Rule 3.6

"Qualifying Period"           (a) in the case of Free Shares 3 months before the
                              Award is made.

                              (b) in the case of Partnership Shares and Matching Shares 3 months before the start of the Accumulation Period

"Redundancy"                  the same meaning as in the Employment Rights Act
                              1996

"Relevant Employment"    employment by the Company or any Associated Company

"Retirement Age"         the age of fifty years

"Salary"                 the same meaning as in paragraph 48 of the Schedule

"the Schedule"           Schedule 8 to the Finance Act 2000

"Shares" $0.01 shares in the common stock of the Parent Company which comply with the conditions set out in paragraph 59 of the Schedule

"Subsidiary"             any company which is for the time being under the
                         Control of the Company

"Tax Year"               a year beginning on 6 April and ending on the following
                         5 April

"the Trustees"           the trustees or trustee of the Plan

"the Trust Fund"         all assets transferred to the Trustees to be held on
                         the terms of the Trust Deed and the assets from time to time representing such assets, including any accumulations of income

"the Trust Period"       the period of 80 years beginning with the date of the
                         Deed

1.2 References to any Act, or Part, Chapter, or section (including ICTA 1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.   PURPOSE OF THE PLAN

     The purpose of the Plan is to enable employees of ORC Holdings, Ltd and its Subsidiaries to acquire shares in Opinion Research Corporation which give them a continuing stake in that company.

3.     ELIGIBILITY OF INDIVIDUALS

3.1 Subject to rules 3.2, 3.3 and 3.4, individuals are eligible to participate in an Award only if:

     (a)  they are employees of ORC Holdings, Ltd or a Participating Company

     (b)  they have been such employees at all times during any Qualifying
          Period;

     (c) they are eligible on the date(s) set out in paragraph 13(1) of the Schedule; and

     (d)  they do not fail to be eligible under either or both Rules 3.2 or 3.3.


3.2 Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

     (a) a Close Company whose Shares may be appropriated or acquired under the Plan; or

     (b) a company which has Control of such a company or is a member of a consortium which owns such a company.


3.3 Individuals are not eligible to participate in an Award of Free Shares in any Tax Year if in that Tax Year:

     (a) they have been awarded shares under an approved profit sharing scheme (within the meaning of section 186 and schedule 9 ICTA 1988) established by the Company or a Connected Company, or are to be awarded such shares at the same time; or

     (b) they have received (or are to receive at the same time) an Award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an Award but for their failure to meet a performance target

3.4 Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an Award under another plan established by the Company or a Connected Company (as defined in paragraph 16(4) of the Schedule) and approved under the Schedule, or if they would have received such an Award but for their failure to meet a performance target.

Employees who must be invited to participate in Awards

3.5 Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are chargeable to income tax in respect of their employment under Case I of Schedule E.
     In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares as are set out in the Plan.

Employees who may be invited to participate in Awards

3.6  The Company may also invite any employee who meets the requirements in Rule
     3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares as are set out in the Plan.



4.     PARTICIPATION ON SAME TERMS

4.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2 The Company may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

                                    PART A

5.     FREE SHARES

5.1 Every Qualifying Employee shall enter into an agreement with the Company (a "Free Share Agreement") in the terms of the draft in Appendix A to these Rules.

5.2 The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

5.3 The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Company in accordance with this Rule.

     Maximum annual Award

5.4 The Initial Market Value of the Shares awarded to a Qualifying Employee in any Tax Year shall not exceed (Pounds)3,000, or such greater sum as may from time to time be specified by paragraph 24 of the Schedule.

     Holding Period for Free Shares

5.5 The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.6 The Holding Period shall, in relation to each Award, be a specified period of 3 years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.7  A Participant may during the Holding Period direct the Trustees:

     (a) to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those original shares for the purposes of capital gains tax; or

     (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (c); or

     (c) to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

     (d) to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

          (i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

          (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

                                    PART B

6.   PARTNERSHIP SHARES

6.1 The Company may at any time invite every Qualifying Employee to enter into an agreement with the Company (a "Partnership Share Agreement") in the terms of the draft in Appendix B to these Rules.

Maximum amount of deductions

6.2 The amount of Partnership Share Money deducted from an employee's Salary shall not exceed (Pounds)125 in any month, or such greater sum as may from time to time be specified by paragraph 36 of the Schedule. If the Salary is not paid monthly, the specified cash limit shall be calculated proportionately.

6.3 The amount of Partnership Share Money deducted from an employee's Salary over an Accumulation Period shall not exceed 10% of the total of the payments of Salary made to such employee over that Accumulation Period, or such higher percentage as may from time to time be specified by paragraph 36 of the Schedule.

6.4 Any amount deducted in excess of that allowed by Rule 6.2 or 6.3 shall be paid over to the employee, subject to deduction of both income tax under PAYE and NICs, as soon as practicable.

Minimum amount of deductions

6.6 The minimum amount to be deducted under the Partnership Share Agreement in any month shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than (Pounds)10.

Notice of possible effect of deductions on benefit entitlement

6.7 Every Partnership Share Agreement shall contain a notice under paragraph 38 of the Schedule.

Restriction imposed on number of Shares awarded

6.8 The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9 The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10 The notification in Rule 6.9 above shall be given before the beginning of the Accumulation Period relating to the Award.

6.11 The Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.12 The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

     (a) the Market Value of the Shares at the beginning of the Accumulation Period; and

     (b)  the Market Value of the Shares on the Acquisition Date.

6.13 If a transaction occurs during an Accumulation Period which results in a new holding of Shares being equated for the purposes of capital gains tax with any of the Shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

Surplus Partnership Share Money

6.14 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

     (a) may, with the agreement of the Participant, be carried forward to the next Accumulation Period; and

     (b) in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

Scaling down

6.15 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

Step 1. the excess of the monthly deduction chosen by each applicant over (Pounds)10 shall be reduced pro rata;

Step 2.   all monthly deductions shall be reduced to (Pounds)10;

Step 3. applications shall be selected by lot, each based on a monthly deduction of (Pounds)10.

     Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

Withdrawal from Partnership Share Agreement

6.16 An employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of an employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

Repayment of Partnership Share Money on withdrawal of approval or Termination

6.17 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

                                    PART C

7.   MATCHING SHARES

7.1 The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules

General requirements for Matching Shares

7.2  Matching Shares shall:

     (a) be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

     (b) be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

     (c)  be awarded to all Participants on exactly the same basis.

Ratio of Matching Shares to Partnership Shares

7.3 The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Company may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4 If the application of the ratio specified in the Partnership Share Agreement does not result in the award of a whole number of Matching Shares, as many Matching Shares as possible shall be awarded and those Partnership Shares that are thereby unmatched shall be carried forward and matched at the next available opportunity.

Holding Period for Matching Shares

7.5 The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6 The Holding Period shall, in relation to each Award, be a specified period of 3 years beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7  A Participant may during the Holding Period direct the Trustees:

     (a) to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

     (b) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph
          (c); or

     (c) to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

     (d) to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting;

          (i) all of the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

          (ii) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.


8.   COMPANY RECONSTRUCTIONS

8.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as "the Original Holding"):

     (a) a transaction which results in a new holding (referred to in this Rule as "the New Holding") being equated with the Original Holding for the purposes of capital gains tax; or

     (b) a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

8.2 If an issue of Shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those Shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

     (a) redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

     (b) share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

     (c)  share capital to which section 249 of ICTA 1988 applies.

8.3  In this Rule:

     "Corresponding Shares" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

     "New Shares" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.


8.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

8.5  For the purposes of the Plan:

     (a) a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

     (b) the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

8.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

9    RIGHTS ISSUES

9.1 Any shares or securities allotted under clause 12 of the Trust Deed_shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

9.2  Rule 9.1 does not apply:

     (a) to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

     (b) where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

APPENDIX A: FREE SHARE AGREEMENT

          PLEASE READ THE WHOLE OF THE AGREEMENT BEFORE SIGNING BELOW

This agreement is between:

----------------------------------------------------------------------------------------------------------
           Participant ("the Participant")                              Company ("the Company")
Name:                                                         Name: ORC Holdings, Ltd
Home Address:                                                 Registered Address: 1 Islington High Street
                                                                                  London N1 9AH

Payroll Number:                                               Registered Number: 3226024
-----------------------------------------------------------------------------------------------------------

This agreement sets out the terms on which the Participant agrees to take part under the terms of the Plan and is subject to the rules of the Plan. The definitions in the Plan Rules apply to this agreement:

PARTICIPANT

1. I agree to accept the Free Shares in Opinion Research Corporation awarded to me under the Plan.

2. I agree to leave the Free Shares in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of 3 years

3. I have read this agreement and agree to be bound by it and by the rules of the Plan.

COMPANY

4. The Company agrees to arrange for shares in Opinion Research Corporation to be awarded and bought for me, according to the rules of the Plan.

              Signature: _________________________(employee)                  Date:   ___ / ___ / _____


              Signature: __________________________(for ORC Holdings, Ltd)    Date:   ___ / ___ / _____

Rights and Obligations

1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may ask the Trustees for my Free Shares at any time after the end of the Holding Period, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

3. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

4. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, to exercise the rights attached to other shares held by me in the Plan.

5.   I can at any time withdraw from this agreement, by writing to my employer.

6. I agree that withdrawal from this agreement will not affect the terms on which I agreed to accept any shares that have already been awarded to or bought for me under the terms of the Plan.

7.   I understand that my obligations during the Holding Period will end:
a)   if I cease to be in Relevant Employment,
b) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.

8.   I understand that my obligations under the Holding Period are subject to:
a)   the right of the trustees to sell my shares to meet PAYE obligations;
b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan.

APPENDIX B: PARTNERSHIP SHARE AGREEMENT

          PLEASE READ THE WHOLE OF THE AGREEMENT BEFORE SIGNING BELOW

This agreement is between:

-----------------------------------------------------------------------------------------------------------------------------------
           Participant ("the Participant")            Company ("the Company")            Trustees ("the Trustee")
Name:                                       Name: ORC Holdings, Ltd                      Name : ORC Employee Trustees Limited
Home Address:                               Registered Address: 1 Islington High Street  Registered Address: 1 Islington High Street
                                                                London N1 9AH                                London N1 9AH
Payroll Number:                             Registered Number: 3226024
------------------------------------------------------------------------------------------------------------------------------------

This agreement sets out the terms on which the Participant agrees to buy shares under the terms of the Plan and is subject to the rules of the Plan. The definitions in the Plan Rules apply to this agreement:

NOTICE TO PARTICIPANT ABOUT POSSIBLE EFFECT ON BENEFITS

Deductions from your pay to buy partnership shares under this agreement may affect your entitlement to or the level of, some contributory social security benefits, statutory maternity pay and statutory sick pay.

They may also have a similar effect in respect of any contributory social security benefit paid to your wife or husband.

With this agreement you should have been given information on the effect of deductions from your pay to buy partnership shares on entitlement to social security benefits, statutory sick pay and statutory maternity pay. The effect is particularly significant if your earnings are brought below the lower earnings limit for National Insurance purposes, and is explained in the information: it is therefore important that you read it. If you have not been given a copy, ask your employer for it. Otherwise a copy may be obtained from any office of the Inland Revenue, the Department of Social Security, or, in Northern Ireland, the Department for Social Development. You should take the information you have been given into account in deciding whether to buy Partnership Shares.

PARTICIPANT

1. I agree to allow my employer to deduct the following amount per month from my Salary:

--------------------------------------------------------------------------------
Insert amount between ((Pounds)10) and (Pounds)125 (per month) and not more than 10% of salary my salary
--------------------------------------------------------------------------------
--------
(Pounds)
--------

2.   I agree that the Trustee will accumulate my deductions from the quarter
     from [      ] to [       ] and buy Partnership Shares in Opinion Research
     Corporation for me after the end of the quarter and each quarter thereafter

3. I agree to accept Matching Shares in Opinion Research Corporation awarded to me under the Plan and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of 3 years

4.   I understand that shares may fall in value as well as rise.

5. I have read this agreement and agree to be bound by it and by the rules of the Plan.

COMPANY

6. The Company agrees to arrange for shares in Opinion Research Corporation] to be bought for me, according to the rules of the Plan.

7. The Company agrees to provide 3 Matching Shares for every 17 Partnership Shares.

8. The Company undertakes to notify me of any restriction on the number of Partnership Shares available in the (or each) Award.

TRUSTEES

9. The Trustees agree to keep my Salary deductions in [insert name of bank/ building society] until they are used to buy shares in Opinion Research Corporation for me.

                         Signature: _________________________(employee)                   Date:   ___ / ___ / _____


                         Signature: __________________________(for ORC Holdings, Ltd)     Date:   ___ / ___ / _____


                         Signature: __________________________(for Trustee)               Date:   ___ / ___ / _____

Rights and Obligations

1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may stop the deductions at any time, or begin them again, by writing to my employer, but I may not make up any amounts missed when deductions were stopped.

3. I agree that the deductions from my salary, or the number of shares that I receive may be scaled down if the limit on the number of shares set by the Company for this award is exceeded.

4. I may ask the Trustees for my Partnership Shares at any time, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

5. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

6. I agree that any deductions not used to buy shares may be carried forward and added to my deductions in the following quarter.

7. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, in order to fund the exercise of the rights attached to other shares held by me in the Plan.

8. I can at any time withdraw from this agreement by writing to my employer. Any unused deductions will be returned to me after the deduction of any necessary income tax or National Insurance Contributions.

9. I agree that withdrawal from this agreement will not affect the terms on which I agreed to buy shares already held for me under the Plan.

Accumulation Period

10. This agreement shall continue until terminated by any party giving notice to the others.

11.  I may only restart deductions once in every 3 months.

Matching Shares

12. The ratio of Matching Shares to Partnership Shares is 3 to 17 and may be varied by the Company. The circumstances and manner in which the ratio may be varied are [Company to specify as appropriate].

13. If the ratio varies, the Company will notify me before the commencement of the quarter from which the variation is to apply.

Partnership Share Money held by Trustees

14. The Trustees do not expect to keep the deductions in an interest-bearing account, but if they do, they will pay the interest to me.

Holding Period: Matching Shares

15. I understand that my obligations during the Holding Period will end:
a)  if I cease to be in Relevant Employment; or
b) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.
16. I understand that my obligations under the Holding Period are subject to:
a)  the right of the Trustees to sell my shares to meet PAYE obligations; and
b) the Trustees accepting at my direction an offer for my shares in accordance with the Plan